Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Thursday, May 8, 2008

DRS TECHNOLOGIES ISSUES STATEMENT

      PARSIPPANY, N.J., May 8 -- DRS Technologies, Inc. (NYSE: DRS) today said in a statement that it is engaged in discussions contemplating a potential strategic transaction involving the company. There is no assurance that any agreement will be reached, and the company will have no further comment at this time.

      DRS Technologies, headquartered in Parsippany, New Jersey, is a leading supplier of integrated products, services and support to military forces, government agencies and prime contractors worldwide. The company employs approximately 10,000 people.

      For more information about DRS Technologies, please visit the company's web site at www.drs.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to DRS Technologies' expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as "may," "will," "intend," "plan," "project," "expect," "anticipate," "could," "should," "would," "believe," "estimate," "contemplate," "possible" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for the Company's products and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Given these uncertainties, you should not rely on forward looking statements. Such forward-looking statements speak only as of the date on which they were made, and the Company undertakes no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For additional information please contact:
Richard M. Goldberg
Vice President, Public Affairs
(973) 451-3584
goldberg@drs.com
or
Patricia M. Williamson
Vice President, Investor Relations
(973) 898-6025
p.williamson@drs.com